Exhibit 99.1

Viragen Appoints Dartmouth Cancer
Research Scientist to Board of Directors

PLANTATION, FLORIDA – February 7, 2005 – Viragen, Inc. (AMEX: “VRA”) today announced the appointment of Professor Nancy A. Speck, Ph.D. to its Board of Directors. Dr. Speck is a distinguished professor and researcher in the field of cancer at Dartmouth Medical School and holds the James J. Carroll Chair in Oncology.

Widely published and a recipient of numerous honors and grants, Dr. Speck received her B.A. degree from Western Maryland College (now McDaniel College) in 1977, and her Ph.D. in immunology from Northwestern University in 1982. She trained as a postdoctoral fellow at the Center for Cancer Research and the Whitehead Institute at the Massachusetts Institute of Technology. Dr. Speck moved to Dartmouth Medical School in 1989 as an Assistant Professor. She is currently a Professor of Biochemistry, the Associate Director for Basic Science at the Norris Cotton Cancer Center at Dartmouth, and holds the prestigious James J. Carroll Chair in Oncology.

“Dr. Speck is an internationally recognized teacher, researcher and expert in the field of cancer, and significantly strengthens our Board from a scientific perspective,” stated Viragen’s Chairman, Mr. Carl N. Singer. “We are pleased to add another highly qualified independent director and we look forward to her objective insight and contributions as we continue to strive to build stockholder value.”

Commenting on her new role, Dr. Speck stated, “This is an exciting opportunity for me as Viragen possesses a product portfolio with dramatic potential to impact many lives in a positive way. I hope to help further the Company’s scientific and commercial goals and certainly look forward to working with this accomplished and talented group.”

Dr. Speck replaces Dr. Douglas Lind who has resigned from Viragen’s Board to form a healthcare investment fund. Mr. Singer commended Dr. Lind for his contributions, “We have benefited from Dr. Lind’s involvement and we wish him well in his new endeavor.”

About Viragen, Inc.:
Viragen is a biotechnology company specializing in the research, development and commercialization of natural and recombinant protein-based drugs designed to treat a broad range of viral and malignant diseases. These protein-based drugs include natural human alpha interferon, monoclonal antibodies and a peptide drug. Viragen’s strategy also includes the development of Avian Transgenic Technology as a biomanufacturing platform for the large-scale, cost-effective production of therapeutic proteins.

Viragen is publicly traded on the American Stock Exchange (VRA). Viragen’s majority owned subsidiary, Viragen International, Inc., is publicly traded on the Over-The-Counter Bulletin Board (VGNI). Viragen’s key partners and licensors include: Roslin Institute, Memorial Sloan-Kettering Cancer Center, Cancer Research UK, University of Nottingham (U.K.), University of Miami, America’s Blood Centers and the German Red Cross.

For more information, please visit: http://www.Viragen.com

Viragen, Inc. Corporate Contact:
Douglas Calder, Director of Communications
Phone: (954) 233-8746; Fax: (954) 233-1414
E-mail:dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “expect”, “potential”, “suggests”, “may”, “should”, “could” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the Company’s ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.